Exhibit 1.1

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2024-1

BRIDGECREST AUTO FUNDING LLC

Depositor

BRIDGECREST ACCEPTANCE CORPORATION

Sponsor and Servicer

$59,261,000 5.607% Class A-1 Asset Backed Notes

$122,619,000 5.82% Class A-2 Asset Backed Notes

$122,619,000 5.53% Class A-3 Asset Backed Notes

$65,100,000 5.43% Class B Asset Backed Notes

$89,600,000 5.65% Class C Asset Backed Notes

$93,800,000 6.03% Class D Asset Backed Notes

UNDERWRITING AGREEMENT

January 17, 2024

Deutsche Bank Securities Inc.,

as Representative of the Several Underwriters

named on Exhibit A hereto

One Columbus Circle

New York, New York 10019

Ladies and Gentlemen:

Section 1. Introductory.

Bridgecrest Auto Funding LLC, a Delaware limited liability company (the “Seller” or “Depositor”), and Bridgecrest Acceptance Corporation, an Arizona corporation (“BAC”), confirm their agreement with Deutsche Bank Securities Inc. (the “Representative”), as representative of the several underwriters (the “Underwriters” and each, an “Underwriter”) listed in Section 2 of the Terms Exhibit attached hereto as Exhibit A (the “Terms Exhibit”) as follows:

Bridgecrest Lending Auto Securitization Trust 2024-1, a Delaware statutory trust (the “Issuer”), will issue the notes specified in Section 1 of the Terms Exhibit (the “Issued Notes”) pursuant to the Indenture, dated as of the Closing Date (as defined below) (the “Indenture”), between the Issuer and Computershare Trust Company, National Association, as indenture trustee (the “Indenture Trustee”). The Seller proposes to sell to the Underwriters the Issued Notes specified in Section 3 of the Terms Exhibit (the “Notes”).

The assets of the Issuer (the “Trust Estate”) consist of among other things, a certificate (the “Grantor Trust Certificate”) representing the entire beneficial interest in Bridgecrest Lending Auto Securitization Grantor Trust 2024-1 (the “Grantor Trust”), the assets of which will include the Receivables acquired by the Grantor Trust under the Receivables Contribution Agreement, dated as of the Closing Date (the “Receivables Contribution Agreement”), by and

between the Issuer and the Grantor Trust, the Related Security relating thereto and Collections thereon after the related Cut-Off Date, all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, dated as of the Closing Date (the “Sale and Servicing Agreement”), by and among the Seller, the Issuer, the Grantor Trust, BAC, as servicer, the Indenture Trustee and Computershare Trust Company, National Association, as standby servicer, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) all Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein, other than as provided in Section 3.7 of the Sale and Servicing Agreement), (iv) the rights of the Grantor Trust under the Receivables Contribution Agreement, (v) the rights of the Seller, as buyer, under the Purchase Agreement, (vi) the rights of the Issuer and the Grantor Trust under the Sale and Servicing Agreement and the Administration Agreement and (vii) all proceeds of the foregoing. The Grantor Trust Certificate will be issued pursuant to an Amended and Restated Grantor Trust Agreement, dated as of the Closing Date (the “Grantor Trust Agreement”) between the Issuer and Wilmington Trust, National Association, as grantor trust trustee (the “Grantor Trust Trustee”). The Issued Notes will be collateralized by the Trust Estate and the Grantor Trust Estate.

The Receivables and related property will be conveyed to the Seller by BAC pursuant to the Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), between the Seller and BAC, and will be conveyed to the Issuer by the Seller pursuant to the Sale and Servicing Agreement and will be conveyed to the Grantor Trust by the Issuer pursuant to the Receivables Contribution Agreement.

The terms of the Notes are set forth in the Registration Statement (as defined below) and the related Prospectus (as defined below).

Capitalized terms used herein but not defined herein or in the Terms Exhibit shall have the meanings given such terms in Appendix A to the Sale and Servicing Agreement.

The Seller has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form SF-3 (having the registration number 333-271899), including a form of prospectus, relating to the offering of asset-backed notes. The registration statement as amended has been declared effective by the Commission not more than three years prior to the date hereof, or the Seller has prepared and filed (before the expiration of such three year period) with the Commission in accordance with the Act, a new shelf registration statement on Form SF-3 and such new registration statement includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5) of Rule 415 of the Act. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Underwriting Agreement, the most recent such amendment shall have been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430D under the Act, is referred to in this Underwriting Agreement as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a final prospectus (such prospectus, as amended and supplemented, the “Prospectus”) relating to the Notes and the method of distribution thereof.

Prior to the date and time of the first Contract of Sale (as defined in Section 4(j) hereof) for the Notes (the “Time of Sale”), the Seller had prepared (i) Issuer Free Writing Prospectus(es) (as defined in Section 16(a)(iii) hereof) issued at or prior to the Time of Sale and (ii) the Preliminary Prospectus, dated January 10, 2024 (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary prospectus (as such preliminary prospectus may be amended or supplemented), which has been prepared and delivered by the Seller to the Underwriters in accordance with the provisions hereof. As used herein, “Time of Sale Information” means, collectively, each Issuer Free Writing Prospectus and the most recent Preliminary Prospectus.

Pursuant to this Underwriting Agreement and the Terms Exhibit, which is incorporated by reference herein (this Underwriting Agreement including such Terms Exhibit if the context so requires, the “Underwriting Agreement”), and subject to the terms hereof, the Seller agrees to sell the Notes to the Underwriters named in such Terms Exhibit.

Section 2. Representations and Warranties of the Seller and BAC.

(a) Each of the Seller and BAC severally represents and warrants (as to itself) to the Underwriters, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:

(i) The Seller has prepared and filed the Registration Statement with the Commission in accordance with the provisions of the Act, including a form of prospectus, relating to the Notes. The Registration Statement as amended has been declared effective by the Commission and is effective. The conditions to the use of a registration statement on Form SF-3 under the Act and the conditions of Rule 415 under the Act, including the Registrant Requirements set forth in General Instruction I.A. of Form SF-3, have been satisfied as of the date of this Underwriting Agreement and will be satisfied as of the Closing Date. The conditions to the use of a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(ii) As of the Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus, except with respect to any modification to which the Representative has agreed in writing, shall be in all substantive respects in the form furnished to the Representative or its counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the most recent Preliminary Prospectus that has previously been furnished to the Representative) as the Seller or BAC has advised the Representative, before such time, will be included or made therein.

(iii) On the most recent effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and, on the date hereof and on the Closing Date, the Prospectus will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and (A) on the Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) as of its date and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (1) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or (2) the Underwriters’ Information (as defined in Section 8(b) hereof).

(iv) As of its date and at the Time of Sale, the Road Show Information (as defined in Section 16(a)(iii) hereof) did not, and at the Closing Date will not, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(v) The documents incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Prospectus (other than documents filed by Persons other than the Seller), when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(vi) The Time of Sale Information at its date and at the Time of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall appear in the Prospectus but not in the Preliminary Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement or the Prospectus based upon the Underwriters’ Information (as defined in Section 8(b) hereof).

(vii) Other than the Time of Sale Information and the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication,” including any other “free writing prospectus” (each as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes.

(b) The Seller or BAC, as applicable, has been duly organized and is validly existing as a Delaware limited liability company or an Arizona corporation, respectively, in good standing under the laws of its jurisdiction of organization. The Seller or BAC, as applicable, has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Underwriting Agreement and each Transaction Document to which it is a party, own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes. The Seller has full power and authority to cause the Issuer to issue the Issued Notes.

(c) The execution, delivery and performance by the Seller or BAC, as applicable, of this Underwriting Agreement and each Transaction Document to which it is a party, the issuance of the Issued Notes and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or corporate action on the part of the Seller or BAC, respectively. Neither the execution and delivery by the Seller or BAC, as applicable, of such instruments, nor the performance by the Seller or BAC, respectively, of the transactions herein or therein contemplated, nor the compliance by the Seller or BAC, as applicable, with the provisions hereof or thereof, will (i) conflict with the organizational documents of such entity, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Seller or BAC, as applicable, or its properties, (iii) conflict with any indenture or agreement or instrument to which the Seller or BAC is a party or by which such entity’s properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s or BAC’s ability to perform their respective obligations under, the Transaction Documents), (iv) conflict with any applicable law, rule or regulation or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s or BAC’s, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(d) The Seller or BAC, as applicable, has duly executed and delivered this Underwriting Agreement and, as of the Closing Date, has duly executed and delivered each Transaction Document to which it is a party.

(e) (i) BAC has authorized the conveyance of the Receivables and other related property to the Seller, (ii) the Seller has authorized the conveyance of the Receivables and other related property to the Issuer and (iii) the Issuer has authorized the conveyance of the Receivables and other related property to the Grantor Trust.

(f) Except as set forth in or contemplated in the Prospectus or as has been publicly disclosed by the Seller or BAC, there has been no material adverse change in the condition (financial or otherwise) of BAC or the Seller since September 30, 2023 which would reasonably be expected to have a material adverse effect on either (i) the ability of BAC or the Seller to consummate the transactions contemplated hereby, or to perform its respective obligations hereunder, or under any of the Transaction Documents to which it is a party or (ii) the Receivables.

(g) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller or BAC of this Underwriting Agreement and each Transaction Document to which it is a party shall have been paid or will be paid by the Seller or BAC, as applicable, at or before the Closing Date to the extent then due.

(h) The Issued Notes, when validly issued pursuant to the Indenture, and the Notes, when sold to the Underwriters pursuant to this Underwriting Agreement, will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each of the Indenture and each Transaction Document to which the Seller or BAC is a party will constitute the legal, valid and binding obligation of the Seller or BAC, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization and issuance of the Issued Notes pursuant to the Indenture and sale of the Notes pursuant to this Underwriting Agreement have been or will be taken or obtained on or before the Closing Date. As of the Closing Date, the Issuer’s and the Grantor Trust’s pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.

(i) None of the Seller, the Grantor Trust or the Issuer is now, and following the issuance of the Issued Notes none of the Seller, the Grantor Trust or the Issuer will be, an “investment company” that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, although there may be additional exclusions or exemptions available to the Issuer, the Issuer will rely on the exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act. The Issuer is structured so as not to constitute a “covered fund” as defined in the final regulations issued on December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(j) Except for the Underwriters, none of the Seller, the Issuer or BAC has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and none of the Seller, the Issuer or BAC is under any obligation to pay any broker’s fee or commission in connection with such sale.

(k) As of the Closing Date, the Indenture has been duly qualified under the Trust Indenture Act.

(l) Based on information currently available to, and in the reasonable belief of, the management of the Seller or BAC, as applicable, such entity is not engaged (whether as defendant or otherwise) in, nor has such entity knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings, the result of which could reasonably have a material adverse effect on the Noteholders.

(m) As of the Closing Date, the representations and warranties (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Document) of the Seller, the Issuer or BAC (both in its individual capacity and as Servicer), as applicable, in each Transaction Document to which it is a party will be true and correct in all material respects.

(n) As of the Closing Date, there are no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.

(o) No Event of Default or Servicer Replacement Event, or an event which after any applicable grace period or the giving of notice, or both, would constitute an Event of Default or Servicer Replacement Event, has occurred.

(p) The Seller was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Underwriting Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.

(q) BAC has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by BAC to rate the Issued Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to each Underwriter. BAC has complied, and has caused the Seller to comply, in all material respects with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(k) or Section 4(l) hereof.

(r) The Seller has complied with Rule 193 of the Act in connection with the offering of the Notes.

(s) Neither the Depositor nor BAC has engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Issued Notes, other than a nationally recognized independent accounting firm acceptable to the Representative (the “Accounting Firm”). The Depositor obtained a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)), prepared by the Accounting Firm entitled “Independent Accountants’ Report on Applying Agreed-Upon Procedures”, dated January 3, 2024 (the “Accountant’s Due Diligence Report”), and neither the Depositor nor BAC has received any “third-party due diligence report” (as defined in Rule 15Ga-2) other than the Accountant’s Due Diligence Report.

(t) The Depositor has (i) furnished to the Commission a Form ABS-15G (the “Form ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2, including by furnishing such Form ABS-15G to the Commission on EDGAR within the time period required by Rule 15Ga-2, and (ii) provided a draft of the Form ABS-15G, not materially different from the Form ABS-15G furnished to the Commission, to counsel for the Underwriters and to the Representative in a reasonable period of time prior to the furnishing of such Form ABS-15G to the Commission as set forth in clause (i).

(u) BAC has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”). On the Closing Date, BAC or a Majority-Owned Affiliate of BAC will retain an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) equal to at least 5% of the fair value (determined using a fair value measurement framework under United States generally accepted accounting principles) of all the “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Transaction Documents (such interest, the “Retained Interest”), determined as of the Closing Date, and the Reserve Account will constitute an “eligible horizontal cash reserve account” as defined in the Credit Risk Retention Rules. BAC is solely responsible for the calculation of the fair value of the Retained Interest. The Preliminary Prospectus contains all of the required disclosures under 17 C.F.R. §246.4(c)(1).

Section 3. Purchase, Sale and Issuance of Notes.

Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase the respective Initial Note Balance of the Notes set forth opposite such Underwriter’s name in Section 3 of the Terms Exhibit. The Notes will bear interest at the applicable rate set forth therein. The issuance of the Issued Notes and the sale and purchase of the Notes shall take place at a closing (the “Closing”) at the offices of Mayer Brown LLP, 71 South Wacker Drive, 39th Floor, Chicago, Illinois on the closing date specified in the Terms Exhibit (the “Closing Date”). The net purchase price for the Notes, expressed as a percentage of the Initial Note Balance of the applicable class of Notes, shall be as set forth in Section 4 of the Terms Exhibit. On the Closing Date, as consideration for the delivery of the Notes as set forth in this Section, each Underwriter agrees, severally and not jointly, to pay (or cause to be paid) the net purchase price to an account to be designated by the Seller. The underwriting discount to the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the Initial Note Balance of the applicable class of Notes sold to the Underwriters, shall be as set forth in Section 4 of the Terms Exhibit. The Seller shall deliver (or shall cause the Issuer to deliver) the Notes to the Underwriters for their respective accounts through the facilities of The Depository Trust Company (“DTC”). The Notes shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The number and denominations of global notes so delivered shall be as specified by DTC. The Seller and BAC agree to have authenticated copies of the Issued Notes available for inspection by the Representative in New York, New York, not later than 12:00 p.m. New York City time on the Business Day prior to the Closing Date, or such other date and time as the Representative and the Seller may agree. The original global certificated Notes will be held by the Indenture Trustee in St. Paul, Minnesota.

Section 4. Offering by Underwriters.

(a) The Seller authorizes each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold is determined, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority, Inc. and other terms of sale hereunder and under such selling arrangements.

(b) Notwithstanding the foregoing, each Underwriter, severally but not jointly, agrees that it will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

(c) Notwithstanding the foregoing, each Underwriter, severally but not jointly, agrees that it will not offer or sell any Notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

(d) Each Underwriter, severally but not jointly, represents and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Depositor;

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom (the “UK”); and

(iii) after the Closing Date, it will provide the Seller with a list of all foreign jurisdictions related to any written confirmations of sale of Notes it has sent.

(e) Each Underwriter, severally but not jointly, agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter, (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus, and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Seller specifically for use by such Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Seller in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

(f) Prior to the Closing Date, the Representative shall notify BAC and the Seller of (i) the date on which the Preliminary Prospectus is first used and (ii) the time of the first Contract of Sale to which such Preliminary Prospectus relates.

(g) Each Underwriter, severally but not jointly, represents and agrees (i) that it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Seller), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

(h) Each Underwriter, severally but not jointly, represents and agrees with the Seller that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any UK Retail Investor in the UK. For the purposes of this Section 4(h):

(i) the expression “UK Retail Investor” means a person who is one (or more) of the following:

(A) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) (the “EUWA”), and as amended; or

(B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA, and as amended; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended), as it forms part of UK domestic law by virtue of the EUWA, and as amended; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes.

(i) Each Underwriter, severally but not jointly, represents and agrees with the Seller that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EU Retail Investor in the European Economic Area. For the purposes of this Section 4(i):

(i) the expression “EU Retail Investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes.

(j) If the Seller, BAC or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, unless otherwise provided in Section 16(e) hereof, either the Seller or such Underwriter may prepare corrective information, with notice to the other parties, and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i) adequate disclosure of the contractual arrangement;

(ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 8 hereof.

(k) Each Underwriter, severally but not jointly, represents and agrees that (i) it has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and (ii) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization unless a designated representative from BAC participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Hired NRSRO, such Underwriter is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from BAC. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (A) determining the initial credit rating for the Issued Notes, including information about the characteristics of the Receivables and the legal structure of the Issued Notes and (B) undertaking credit rating surveillance on the Issued Notes, including information about the characteristics and performance of the Receivables.

(l) Each Underwriter, severally but not jointly, represents that it has not engaged and will not engage any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Issued Notes, it being understood that the Accounting Firm has been engaged by BAC and the Depositor for the purpose of providing the Accountant’s Due Diligence Report.

Section 5. Covenants.

The Seller or BAC, as the case may be, covenants and agrees with each Underwriter that:

(a) The Seller will prepare a Prospectus setting forth the amount of Notes covered thereby and the terms thereof, the price at which the Notes are to be purchased by the Underwriters from the Seller, the initial public offering price at which the Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Seller deems appropriate in connection with the offering of the Notes, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Preliminary Prospectus, or the Prospectus, without the Representative’s prior written consent (which consent shall not be unreasonably withheld or delayed); the Seller will immediately advise the Underwriters and their counsel: (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective; (ii) when any supplement or amendment to the Preliminary Prospectus, the Prospectus or the Registration Statement has been filed; and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or any prevention or suspension of the use of the Preliminary Prospectus or the Prospectus or of any proceedings or examinations that may lead to such an order or communication, whether by order of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b) Within the time period during which a prospectus relating to the Notes is required to be delivered under the Act, the Seller has complied, or will comply, with all requirements imposed upon it by the Act, the Exchange Act and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes, as contemplated by the provisions hereof and the Prospectus. If, at any time when a Preliminary Prospectus or Prospectus relating to the Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commissioner thereunder, the Seller will promptly notify the Representative and promptly prepare and (subject to review and consent by the Representative as described in Section 5(a) hereof) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Representative’s consent to any amendment shall not constitute a waiver or limitation of any right of any Underwriter hereunder.

(c) The Seller will make (or will cause the Issuer to make) generally available to the Noteholders (the sole Noteholder being the applicable clearing agency in the case of Book-Entry Notes (as defined in Appendix A to the Sale and Servicing Agreement)), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Notes; provided that this covenant may be satisfied by posting the monthly Servicer’s Certificate for the Issuer on a publicly available website or filing such Servicer’s Certificates with the Commission on a Form 10-D.

(d) Upon request, the Seller will furnish to the Underwriters copies of the Registration Statement (at least one copy to be delivered to the Underwriters will be conformed and will include all documents and exhibits thereto or incorporated by reference therein), any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

(e) The Seller will assist the Underwriters in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters may designate and will continue to assist the Underwriters in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Issuer shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process or to file a general consent to service of process in any jurisdiction in which it is now not subject to service of process. The Seller will promptly advise the Underwriters of any notice of suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) If filing of any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any portion thereof is required under Rule 424(b), Rule 424(h) or Rule 433 of the Commission, the Seller will file such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b), Rule 424(h) or Rule 433, as applicable, within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing. The Seller (i) will file all transaction agreements containing the provisions that are required by General Instructions I.B.1(b), I.B.1(c) and I.B.1(d) of Form SF-3 with the Commission no later than the date the Prospectus is required to be filed under Rule 424 of the Act, (ii) will timely file all certifications required by General Instruction I.B.1(a) of Form SF-3 and (iii) has filed all material required to be filed by General Instruction I.A.2 for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3, the Act or the rules and regulations of the Commission thereunder.

(g) So long as any of the Notes are outstanding, the Seller or BAC, as applicable, will make available to the Underwriters, as soon as practicable, all documents required to be distributed to the Noteholders.

(h) The Seller and BAC will apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

(i) BAC will comply, and will cause the Seller to comply, with the 17g-5 Representation.

(j) BAC will comply, and will cause each of its affiliates to comply, with the Credit Risk Retention Rules, as in effect from time to time, in connection with the Bridgecrest Lending Auto Securitization Trust 2024-1 transaction.

Section 6. Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made by the Seller and BAC herein as of the date hereof and the Closing Date, to the accuracy of the representations and warranties of the Issuer contained in each Transaction Document to which it is a party as of the Closing Date, to the accuracy of the statements of the Seller and BAC made pursuant to the provisions thereof, to the performance by the Seller and BAC in all material respects of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Underwriters shall have received, with respect to each of the Seller and BAC, a certificate, dated the Closing Date, of an authorized officer of each of the Seller and BAC, as applicable, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Seller or BAC, as applicable, in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller or BAC, as applicable, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (iv) except as set forth in or contemplated in the Prospectus, since September 30, 2023, the performance of BAC’s outstanding securitized transactions and the credit quality of the receivables underlying such securitized transactions have not materially deteriorated from the delinquency and credit loss data presented in the Preliminary Prospectus, (v) no Event of Default or Servicer Replacement Event or event or condition which would, with notice or lapse of time, or both, become an Event of Default or a Servicer Replacement Event has occurred or is continuing and (vi) since the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Seller’s or BAC’s, as applicable, automobile finance business, except as set forth in or contemplated in the Preliminary Prospectus.

(b) The Underwriters shall have received an opinion of Mayer Brown LLP, special counsel to BAC and the Seller, dated the Closing Date, in form and substance satisfactory to the Representative, with respect to: certain corporate matters, perfection matters, matters related to the creation of a security interest, securities law matters, 1940 Act matters, tax matters and enforceability matters.

Such counsel shall also provide a “negative assurance” letter, dated as of the Closing Date, concerning the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representative.

(c) The Underwriters shall have received an opinion or opinions of Mayer Brown LLP, special counsel for BAC and the Seller, dated the Closing Date, in form and substance satisfactory to the Representative, with respect to certain true sale and nonconsolidation matters.

(d) The Underwriters shall have received from Sidley Austin LLP, a favorable opinion dated the Closing Date, with respect to such matters as the Representative may reasonably require; and the Seller and BAC shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

(e) The Underwriters shall have received an opinion from Snell & Wilmer LLP, special counsel to BAC and the Seller, dated the Closing Date, in form and substance satisfactory to the Representative, with respect to certain corporate matters relating to BAC and the Seller.

(f) The Underwriters shall have received an opinion or opinions from Morris James LLP, special Delaware counsel to the Seller, dated the Closing Date, in form and substance satisfactory to the Representative, with respect to: (i) certain matters under Delaware law with respect to the Seller and the authority of the Seller to file a voluntary bankruptcy petition; and (ii) certain corporate matters with respect to the Seller.

(g) On or before the Closing Date, (i) a nationally recognized independent accounting firm acceptable to the Representative shall have furnished to the Underwriters letters relating to (A) the Preliminary Prospectus, dated as of the date of the Preliminary Prospectus, and (B) the Prospectus, dated as of the date of the Prospectus, regarding certain specified procedures performed with respect to the Issued Notes and the Receivables, each in form and substance satisfactory to the Representative, and (ii) the Accounting Firm shall have furnished to the Representative the Accountant’s Due Diligence Report.

(h) On the Closing Date, the Representative shall have received evidence satisfactory to it that UCC-1 financing statements will be filed on the Closing Date or within ten days thereafter with the appropriate UCC filing offices in the State of Delaware and the State of Arizona reflecting (A) the transfer of Receivables and other related property from BAC to the Seller, (B) the transfer of Receivables and other related property from the Seller to the Issuer, (C) the pledge of the Receivables and other related property by the Issuer in favor of the Indenture Trustee, (D) the transfer of Receivables and other related property from the Issuer to the Grantor Trust and (E) the pledge of the Receivables and other related property by the Grantor Trust in favor of the Indenture Trustee.

(i) The Representative shall have received evidence satisfactory to it that on or before the Closing Date, all applicable UCC termination statements relating to liens of creditors of the Seller, the Issuer, BAC or any other person on the Receivables have been filed with (or have been sent for filing on the Closing Date or the next Business Day to) the appropriate filing offices, and the Representative shall have received on or before the Closing Date contractual releases or releases terminating liens of creditors of the Seller, the Issuer, BAC or any other person on the Receivables.

(j) The Underwriters shall have received an opinion of Chapman and Cutler LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representative.

(k) The Underwriters shall have received an opinion or opinions of Morris James LLP, counsel to the Issuer, the Grantor Trust, the Owner Trustee and the Grantor Trust Trustee, dated the Closing Date, in form and substance satisfactory to the Representative.

(l) The Underwriters shall have received an opinion of in-house counsel to the Asset Representations Reviewer, dated the Closing Date, in form and substance satisfactory to the Representative.

(m) The Notes shall have received the ratings indicated in the Ratings Free Writing Prospectus (as defined in Section 16(a)(i) hereof) from the nationally recognized statistical rating organizations named therein.

(n) The Underwriters shall have received such information, certificates and documents as the Underwriters may reasonably request.

(o) On the Closing Date, the Underwriters shall have received a fully executed copy of each of the Transaction Documents.

(p) The Issuer shall have delivered to DTC (or an approved custodian therefor) each of the global Notes described in Section 3 hereof, duly executed by the Issuer and authenticated by the Indenture Trustee.

(q) The Issuer shall have executed and delivered to DTC a standard “letter of representations” sufficient to cause DTC to qualify each Class of Notes for inclusion in DTC’s book-entry registration and transfer system, and each Class of Notes shall have been approved by DTC for inclusion on its book-entry registration and transfer system.

(r) The Trust Accounts (as defined in Appendix A to the Sale and Servicing Agreement) shall have been established in accordance with the terms of the Sale and Servicing Agreement.

(s) The Prospectus shall have been filed as required by Section 2(a) hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Seller, BAC or any Underwriter, threatened by the Commission or by any authority administering any state securities or blue sky law, and any requests for additional information (to be included in the Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Underwriters.

(t) The Indenture shall have been qualified pursuant to the Trust Indenture Act.

(u) All actions required to be taken and all filings required to be made by the Issuer, the Seller and BAC under the Act before the Closing Date for the issuance of the Issued Notes, including any Issued Notes retained by the Depositor or an affiliate of the Depositor, shall have been duly taken or made.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions or certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Underwriting Agreement and all its obligations hereunder may be canceled at, or at any time before, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Issuer, the Seller and BAC in writing or by telephone or facsimile confirmed in writing.

Section 7. Expenses.

(a) Except as expressly set forth in this Underwriting Agreement, BAC and the Seller, jointly and severally, will pay all expenses incidental to the performance of their obligations hereunder and will reimburse each Underwriter for any expense reasonably incurred by it in connection with (i) the qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters may designate (including the reasonable fees and disbursements of their counsel), (ii) the printing of memoranda relating thereto, (iii) any fees charged by credit rating agencies for the rating of the Issued Notes and (iv) expenses incurred in distributing the Prospectus to the Underwriters. Notwithstanding anything to the contrary contained herein, BAC and the Seller, jointly and severally, will pay the reasonable fees and disbursements of Underwriters’ counsel in connection with the purchase, sale and offering of the Notes. Except as specifically provided in this Section 7 and in Section 8 hereof, the Seller or BAC will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Seller or BAC to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter, the Seller and BAC, jointly and severally, will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes. Neither the Seller nor BAC shall be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Underwriting Agreement.

Section 8. Indemnification and Contribution.

(a) The Seller and BAC, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors, agents and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Information (it being understood that such indemnification with respect to the Time of Sale Information does not include the omission of pricing and price-dependent information, which information shall appear in the Prospectus but not in the Time of Sale Information), any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Underwriting Agreement (a “Furnished Form ABS-15G”), the Prospectus or any Issuer Information, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any investigations or information requests from any regulator or government entity relating in any manner to the transactions contemplated hereby; and will reimburse each Underwriter and each such officer, director, employee, agent or controlling person for any legal or other expenses reasonably incurred by each Underwriter and each such officer, director, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Seller nor BAC shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement of material fact in or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in reliance upon and in conformity with written information furnished to the Seller by any Underwriter specifically for use therein, it being understood and agreed that the only such information is the Underwriters’ Information. This indemnity agreement will be in addition to any liability which the Seller or BAC may otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and BAC, and each person, if any, who controls the Seller or BAC within the meaning of the Act or the Exchange Act and the respective officers, directors, and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or BAC may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information (as defined below) and (ii) the failure upon the part of such Underwriter to deliver the Preliminary Prospectus prior to the Time of Sale to any investor with whom such Underwriter entered into a Contract of Sale at such Time of Sale and will reimburse any legal or other expenses reasonably incurred by the Seller or BAC, and each such officer, director, employee or controlling person, as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action. As used herein, the term “Underwriters’ Information” means the (A) concession and reallowance figures appearing in the second table under the caption “UNDERWRITING” in the Preliminary Prospectus or Prospectus and (B) information in the third paragraph following the second table under the caption “UNDERWRITING” in the Preliminary Prospectus or Prospectus insofar as it relates to market-making transactions. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and BAC, and each person, if any, who controls the Seller or BAC within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or BAC may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (as defined in Section 16(a)(v) hereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) any statement contained in any Underwriter Free Writing Prospectus that conflicts with the information then contained in the Registration Statement or any prospectus that is a part thereof, and will reimburse any legal or other expenses reasonably incurred by the Seller or BAC in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above, no Underwriter will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Underwriter Free Writing Prospectus in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Seller or BAC expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Seller or BAC to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus or (C) Issuer Information (as defined in Section 16(a) hereof) (except for information regarding the status of the subscriptions for the Notes). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a), (b) or (c) of this Section 8, notify the indemnifying party of the commencement thereof, but the omission and/or delay so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under clause (a), (b) or (c) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (including fees and expenses of counsel) subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select a single separate counsel reasonably satisfactory to the indemnifying party to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 8, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 8, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and BAC on the one hand and the relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller and BAC on the one hand and the relevant Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and BAC on the one hand and the relevant Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) collectively received by the Seller and BAC bear to the total underwriting discounts and commissions received by the relevant Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, BAC or by any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (d) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this clause (e). Notwithstanding the provisions of this clause (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions received by such Underwriter in connection with the initial sale of the Notes exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statements or omissions or alleged omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of the Underwriters under this Section 8(e) shall be several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the indemnifying party under this Section 8 shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnifying party within the meaning of the Act.

Section 9. Survival of Representations and Obligations.

The respective agreements, representations, warranties and other statements made by the Seller and BAC or their officers, including any such agreements, representations, warranties and other statements relating to the Issuer, and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Seller, BAC or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 7, Section 8, Sections 10-13, Section 17 and Section 18 hereof shall survive the termination or cancellation of this Underwriting Agreement.

Section 10. Notices.

All communications hereunder shall be in writing and effective only on receipt, and if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the address for the Representative set forth on the first page hereof, Attention: Daniel Gerber; if sent to the Seller, will be mailed, delivered or faxed and confirmed to: Bridgecrest Auto Funding LLC, 1720 W. Rio Salado Parkway, Tempe, Arizona 85281, Attention: General Counsel; and if sent to BAC, will be mailed, delivered or faxed and confirmed to: Bridgecrest Acceptance Corporation, 1720 W. Rio Salado Parkway, Tempe, Arizona 85281, Attention: General Counsel.

Section 11. Applicable Law, Entire Agreement.

This Underwriting Agreement and all disputes, claims, controversies, disagreements, actions and proceedings, whether in contract, tort or otherwise and whether at law or in equity, arising out of relating to this Underwriting Agreement, including the scope or validity of this provision, will be governed by and construed in accordance with the law of the State of New York, without regard to any conflicts of laws principles thereof or of any other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws), and the obligations, rights and remedies of the parties under this Underwriting Agreement shall be determined in accordance with such laws. This Underwriting Agreement represents the entire agreement between the Seller and BAC, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Notes.

Section 12. Successors.

This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

Section 13. Waivers; Headings.

Neither this Underwriting Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Underwriting Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 14. Termination of the Obligations of the Underwriters.

The obligations of the Underwriters to purchase the Notes on the Closing Date shall be terminable by the Underwriters by written notice delivered to the Seller and BAC if at any time on or before the Closing Date: (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange; (b) a general moratorium on commercial banking activities in Arizona or New York shall have been declared by any of Federal, Arizona state or New York state authorities; (c) there shall have occurred an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus; or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Estate taken as a whole or (ii) the business or properties of the Seller or BAC occurs, which, in the reasonable judgment of the Underwriters, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Underwriting Agreement shall (except for the liability of the Seller and BAC under Section 7 and Section 8 hereof and the liability of each Underwriter under Section 16 hereof) be released and discharged from their respective obligations under this Underwriting Agreement.

Section 15. Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Section 3 of the Terms Exhibit bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 25% of the aggregate principal amount of Notes, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes set forth in Section 3 of the Terms Exhibit opposite each of their respective names, and if such nondefaulting Underwriters do not purchase all the Notes set forth in Section 3 of the Terms Exhibit opposite each of their respective names, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Seller or BAC. In the event of a default by any Underwriter as set forth in this Section 15, the Closing Date shall be postponed for such period as is mutually agreeable to BAC, the Seller and the Underwriters (with all parties hereto agreeing that time is of the essence) in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller, BAC and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 16. Offering Communications.

(a) The following terms have the specified meanings for purposes of this Underwriting Agreement:

(i) “Ratings Free Writing Prospectus” means the free writing prospectus dated January 10, 2024.

(ii) “Derived Information” means such written information (including any Intex CDI file) regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor) or (2) any computer tape in respect of the Notes or the related receivables furnished by the Seller or BAC to any Underwriter.

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Act (“Rule 433”), relating to the Notes that (A) is required to be filed with the Commission by the Depositor, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission (“Road Show Information”) or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Depositor’s records pursuant to Rule 433(g). For the avoidance of doubt, the Ratings Free Writing Prospectus shall constitute an Issuer Free Writing Prospectus.

(iv) “Issuer Information” has the meaning given to such term in Rule 433(h)(2) and footnote 271 of the Commission’s Release No. 33-8591 (Securities Offering Reform).

(v) “Underwriter Free Writing Prospectus” means “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the Time of Sale Information with the consent of the Seller (except as provided in clauses (2) through (5) below), (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of the Notes, (3) the eligibility of the Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and/or (5) any Derived Information.

(b) The Seller will not disseminate to any potential investor any information relating to the Securities that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Preliminary Prospectus and the Prospectus, unless the Seller has obtained the prior written consent of the Representative.

(c) Neither the Seller nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or Rule 426 under the Act, nor shall the Seller or any Underwriter disseminate any Underwriter Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(d) Each Underwriter Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:

The Seller has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Seller has filed with the SEC for more complete information about the Seller, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Seller, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611.

(e) Notwithstanding anything to the contrary in Section 4(j) hereof, in the event the Seller or BAC becomes aware that, as of the Time of Sale, any Preliminary Prospectus with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Seller shall promptly notify the Underwriters of such untrue statement or omission no later than one Business Day after discovery and the Seller shall, if requested by the Underwriters, prepare and deliver to the Underwriters an amended Preliminary Prospectus approved by the Depositor and the Underwriters that corrects material misstatements or omissions in a prior preliminary prospectus (a “Corrected Prospectus”).

(f) Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Seller and BAC that:

(i) Other than the Time of Sale Information and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, in any communications with potential investors, any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (A) each Underwriter may prepare and convey one or more Underwriter Free Writing Prospectuses, and may convey the Registration Statement, any Corrected Prospectus, the Prospectus and the Time of Sale Information, including via Bloomberg, (B) unless otherwise consented to by the Seller, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Seller or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Act and (C) each Underwriter will be permitted to provide confirmations of sale.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the rules and regulations of the Commission, including but not limited to Rule 164 and Rule 433 under the Act and the requirements thereunder for filing and retention of any “free writing prospectus”, as defined in Rule 405 under the Act (each a “Free Writing Prospectus”), including retaining any Underwriter Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, it shall convey the Preliminary Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the rules and regulations of the Commission.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent manner that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus.

(v) Each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by BAC or the Seller specifically for use in such Underwriter Free Writing Prospectus which information was not corrected by information subsequently provided by BAC or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus.

(vi) Immediately following the use of any Underwriter Free Writing Prospectus containing any Issuer Information, it has provided the Seller a copy of such Underwriter Free Writing Prospectus, unless such Issuer Information consists of the terms of the Notes or such information is not the final information to be included in the Prospectus.

(g) The Seller shall file with the Commission, within the applicable period of time required under the Act and the rules and regulations of the Commission thereunder, any Free Writing Prospectus delivered to investors in accordance with this Section, that the Seller is required to file under the Act and the rules and regulations of the Commission thereunder. The Seller shall file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Act.

Section 17. No Fiduciary Duty.

The Seller and BAC acknowledge that in connection with the offering of the Notes: (a) the Underwriters have acted at arm’s length, are not agents of or advisors to, and owe no fiduciary duties to, the Seller or BAC or any other person; (b) none of the Underwriters has provided any legal, regulatory, accounting, insurance or tax advice in any jurisdiction; (c) the Underwriters owe the Seller and BAC only those duties and obligations set forth in this Underwriting Agreement; and (d) the Underwriters may have interests that differ from those of the Seller and BAC. Each of the Seller and BAC waives to the full extent permitted by applicable law any claims it may have against the Underwriters, whether in contract, tort or otherwise and whether at law or in equity, arising from an alleged breach of advisory or fiduciary duty in connection with the offering of the Notes.

Section 18. Counterparts.

This Underwriting Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Underwriting Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[SIGNATURES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representative a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, shall become a binding agreement among the Seller, BAC and the Underwriters in accordance with its terms.

BRIDGECREST AUTO FUNDING LLC, as Seller

By:	/s/ Daniel Gaudreau
Name:	Daniel Gaudreau
Title:	President

BRIDGECREST ACCEPTANCE CORPORATION

By:	/s/ Daniel Gaudreau
Name:	Daniel Gaudreau
Title:	Chief Financial Officer

Signature Page to BLAST 2024-1 Underwriting Agreement

This Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC., acting on its own behalf and as Representative on behalf of the Underwriters referred to in the foregoing Underwriting Agreement

By:	/s/ Daniel Gerber
Name:	Daniel Gerber
Title:	Managing Director

By:	/s/ Victoria Mason
Name:	Victoria Mason
Title:	Director

Signature Page to BLAST 2024-1 Underwriting Agreement

EXHIBIT A

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2024-1 ASSET BACKED NOTES

TERMS EXHIBIT

Dated: January 17, 2024

To:	BRIDGECREST AUTO FUNDING LLC
BRIDGECREST ACCEPTANCE CORPORATION

Re:	Underwriting Agreement, dated January 17, 2024

1.	Terms of the Notes

Class	Initial Note Balance	Interest Rate	Final Scheduled Payment Date
A-1	$59,261,000	5.607%	January 15, 2025
A-2	$122,619,000	5.82%	September 15, 2026
A-3	$122,619,000	5.53%	January 18, 2028
B	$65,100,000	5.43%	August 15, 2028
C	$89,600,000	5.65%	April 16, 2029
D	$93,800,000	6.03%	November 15, 2029
E	$38,500,000	8.43%	October 15, 2030

2.	Underwriters

The Underwriters named below are the “Underwriters” for the purpose of this Terms Exhibit and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

Fifth Third Securities, Inc.

Exhibit A-1

3.	Underwriting

Underwriting Liability	Class A-1	Class A-2	Class A-3	Class B	Class C	Class D
Deutsche Bank Securities Inc.	$23,704,000	$49,048,000	$49,048,000	$27,342,000	$37,632,000	$39,396,000
Citigroup Global Markets Inc.	$16,149,000	$33,414,000	$33,414,000	$18,879,000	$25,984,000	$27,202,000
Wells Fargo Securities, LLC	$16,149,000	$33,414,000	$33,414,000	$18,879,000	$25,984,000	$27,202,000
Fifth Third Securities, Inc.	$3,259,000	$6,743,000	$6,743,000	N/A	N/A	N/A

4.	Purchase Price, Discounts and Concessions

	Class A-1	Class A-2	Class A-3	Class B	Class C	Class D
Gross Purchase Price	100.00000%	99.99924%	99.99910%	99.98699%	99.99301%	99.98605%
Underwriting Discount	0.24%	0.30%	0.30%	0.44%	0.50%	0.55%
Net Purchase Price	99.76000%	99.69924%	99.69910%	99.54699%	99.49301%	99.43605%
Maximum Dealer Selling Concessions	0.144%	0.180%	0.180%	0.264%	0.300%	0.330%
Maximum Dealer Reallowance Discounts	0.072%	0.090%	0.090%	0.132%	0.150%	0.165%

5.	Time of Sale

4:07 p.m. (Eastern Time) (U.S.) on January 17, 2024 (the time the first Contract of Sale was entered into as designated by the Underwriters).

6.	Closing Date

Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Seller and BAC hereby agree that the Closing Date shall be January 24, 2024, 10:00 a.m., New York City time.

Exhibit A-2